Exhibit 99.1

Ferro Reports 73% Increase in Second Quarter Adjusted EPS from Continuing Operations

  Second Quarter 2014 Adjusted EPS from Continuing Operations Increases to $0.19 from $0.11 in Second Quarter 2013
  Second Quarter 2014 Adjusted EBITDA Margin Increases to 13.8% from 10.1%
  Full-year 2014 and 2015 Continuing Operations Adjusted EPS Guidance Raised
    2014 Guidance Increased to $0.52 to $0.57 from $0.48 to $0.53
    2015 Guidance Increased to Greater than $0.90 from Greater than $0.80

CLEVELAND--(BUSINESS WIRE)--July 30, 2014--Ferro Corporation (NYSE: FOE, the “Company”) today reported results for the second quarter ended June 30, 2014. Second quarter diluted earnings per share attributable to common shareholders was $0.11, compared with a loss of $0.02 per share in the second quarter of 2013. After recognition of substantially all of the Specialty Plastics and Polymer Additives segments as discontinued operations, Ferro reported second quarter 2014 diluted earnings per share from continuing operations of $0.15, versus a loss of $0.06 per share in the same period last year.

Included in the results from continuing operations are restructuring activities, other nonrecurring income and expense items, and gains and losses on asset sales. Adjusting for these items, second quarter 2014 adjusted diluted earnings per share increased by 73% to $0.19 from $0.11 in the second quarter of 2013. Please refer to the supplemental tables at the end of this news release for additional information concerning adjusted financial results for the Company’s continuing operations.

The Company attributed the increase in profitability primarily to reduced selling, general and administrative (“SG&A”) expenses associated with the successful execution of its value creation strategy and continued expansion of gross profit margins. Ferro reported net sales of $294 million in the second quarter of 2014, compared with net sales of $319 million in the second quarter of 2013. Excluding the impact of exited business lines, primarily related to the metal powders and flakes business line divested in October 2013, and excluding precious metal sales, value-added sales were flat in the second quarter versus the same period last year.

The Company continues to experience value-added sales expansion in emerging markets, including growth of 6% in Asia Pacific and 3% in Latin America. In Asia, value-added sales increased across all segments. In Latin America, the increase in value-added sales was primarily driven by increased demand for container glass coatings and higher sales of digital inks for tile printing. Value-added sales declined in Europe by 1% primarily due to lower demand for porcelain enamel products and a shift in mix to lower-priced but higher margin products in the Performance Colors and Glass segment. Volumes for European Performance Colors and Glass increased by approximately 9%, driving an 18% increase in gross profit, while value-added sales for the segment in Europe were nearly flat. In the U.S. value-added sales declined by 4% due to reduced sales of surface polishing products in the Pigments, Powders and Oxides segment.

Peter Thomas, Chairman, President and Chief Executive Officer, commented, “Ferro had another strong quarter of earnings growth with adjusted EPS increasing by 73%. While second quarter value-added sales were short of expectations, we continue to improve profitability in all regions, and we are experiencing sales growth in Asia and Latin America. From a product line perspective, results for the Performance Colors and Glass segment were particularly strong with volume growth of approximately 15%, resulting in increased gross profit of $4 million, a 13% improvement.”

Thomas continued, “We remain on track with our previously discussed strategic initiatives. We anticipate closing on our new $500 million credit facility on July 31, 2014, which will provide for lower cost debt and flexibility to pursue growth options, and we remain on track with the Polymer Additives marketing process. We continue to work on several strategic growth opportunities focused on accelerating growth in emerging markets and expanding capacity in our core frit-based businesses. Though we remain cautious about sales growth in the second half, primarily based on lower GDP projections in Europe and the U.S. and weakness in our Pigments, Powders and Oxides segment, we continue to take actions to enhance growth and improve profitability. Consequently, we are increasing our 2014 adjusted earnings guidance to $0.52 to $0.57 per diluted share from our prior guidance of $0.48 to $0.53 per diluted share.”

2014 Second-Quarter Results

Ferro reported net sales of $294 million in the second quarter of 2014, compared with net sales of $319 million in the second quarter of 2013. Value-added sales, which exclude precious metal sales, decreased 3% to $282 million from $291 million in the second quarter last year. Adjusting for the impact of previously divested business lines, value-added sales were flat.

The Company’s Performance Colors and Glass segment contributed the highest levels of sales growth with value-added sales increasing by 3%. Value-added sales for Performance Coatings were flat year-over-year, while sales in the Pigments, Powders and Oxides segment, excluding the impact of exited business lines, declined 7%.

Gross profit was $78 million for the 2014 second quarter, compared with $75 million for the second quarter of 2013. Excluding special charges, adjusted gross profit was $78 million (27.8% of value-added sales), compared with $77 million (26.4% of value-added sales) in the prior-year period.

For the second quarter of 2014, SG&A expenses were $49 million, compared with expenses of $58 million in the prior-year quarter. Excluding special items in both periods, SG&A expenses declined 14% to $47 million from $54 million. Adjusted SG&A expenses for the second quarter of 2014 and 2013 exclude charges of $2 million and $3 million, respectively.

During the second quarter of both years, the Company incurred restructuring-related charges associated with its ongoing efforts to restructure operations and exit underperforming assets. The charge associated with continuing operations in the second quarter of 2014 was $2 million compared with $13 million in the same period last year.

Income from continuing operations for the quarter ended June 30, 2014, was $14 million, or $0.15 per diluted share, compared with a loss of $5 million, or $0.06 per diluted share, in the second quarter of 2013. Adjusted net income from continuing operations attributable to common shareholders was $17 million, or $0.19 per diluted share, compared with $10 million, or $0.11 per diluted share, in the prior-year quarter.

Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) from continuing operations were $39 million in the second quarter of 2014, compared with $29 million in the same period last year. Adjusted EBITDA margins, as a percentage of value-added sales, were 13.8% in the second quarter of 2014 and 10.1% in the same period last year.

New Credit Facility

The Company is refinancing the borrowings under its current revolving credit facility due August 2015 and all $250 million aggregate principal amount of its outstanding 7.875% Senior Notes due August 2018 (“Notes”) with borrowings under a new senior secured credit facility. The new credit facility will be comprised of a seven-year $300 million term loan facility and a five-year $200 million revolving credit facility. Loans under the term loan facility will bear interest equal to LIBOR plus 3.25% (subject to a 0.75% LIBOR floor) and the loans under the revolver will initially bear interest at LIBOR plus 2.75%. The proceeds from the new credit facility will be used to repay all amounts outstanding under the current revolving credit facility and to repurchase all outstanding Notes, as well as for general corporate purposes, including to fund growth opportunities. The new credit facility is expected to be effective and funded on July 31, 2014.

Outlook

Based on the second quarter 2014 performance, the Company expects adjusted earnings from continuing operations for 2014 to be in the range of $0.52 to $0.57 per diluted share, up from prior guidance of $0.48 to $0.53.

Value-added sales for the second half of 2014 are expected to increase by approximately 2% versus 2013 levels, as adjusted for dispositions in the second half of 2013 that represented value-added sales of approximately $12 million. The Company is lowering its revenue outlook, as estimates of GDP growth in the regions where the Company is active have declined, on average, by approximately 1% since the beginning of the 2014, and sales in its Pigments, Powders and Oxides segment, adjusted for exited businesses, are now expected to be below 2013 levels.

The adjusted gross profit margin for the second half of 2014, expressed as a percent of value-added sales, is expected to be in the range of 27.0% to 27.5%, and SG&A expenses, excluding pension adjustments and other nonrecurring expense items, are expected to be $95 to $100 million.

The Company expects to use approximately $25 million in cash in 2014, excluding the $88 million net cash proceeds received from the sale of Specialty Plastics and the expected disposition of Polymer Additives. Uses of cash include continued funding of restructuring efforts and capital spending of approximately $65 million, including the investment in the Antwerp, Belgium, dibenzoates manufacturing project.

The Company also increased its 2015 earnings target. Adjusted earnings per share are now expected to exceed $0.90 per diluted share, up from prior guidance of greater than $0.80 per diluted share. The new guidance excludes the impact of potential acquisitions.

Conference Call

The Company will host a conference call to discuss its second-quarter financial results and current outlook for 2014 on Thursday, July 31, 2014, at 10:00 a.m. Eastern Time. To listen to the call, dial 800-354-6885 if calling from the United States or Canada, or dial 303-223-2685 if calling from outside North America. Please call approximately 10 minutes before the conference call is scheduled to begin.

An audio replay of the call will be available through noon Eastern Time on August 7th. To access the replay, dial 800-633-8284 if calling from the United States or Canada, or dial 402-977-9140 if calling from outside North America. Use the program ID #21728600 to access the audio replay.

The conference call also will be broadcast live over the Internet and will be available for replay through October 31, 2014. The live broadcast and replay can be accessed through the Investor Information portion of the Company’s Web site at www.ferro.com. A podcast of the conference call will also be available on the site.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials, including glass-based coatings, pigments and colors, and polishing materials. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,020 employees globally and reported 2013 sales of $1.6 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning Ferro's operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect Ferro's future financial performance include the following:

  Ferro’s ability to successfully complete the disposition of its Polymer Additives business;
  Demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;
  Ferro's ability to successfully implement its value creation strategy;
  Ferro’s ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs and indirect spend optimization initiative, and to produce the desired results, including projected savings;
  Restrictive covenants in Ferro’s credit facilities could affect Ferro’s strategic initiatives and liquidity;
  The effectiveness of Ferro’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
  The impact of interruption, damage to, failure, or compromise of Ferro’s information systems;
  The availability of reliable sources of energy and raw materials at a reasonable cost;
  Currency conversion rates and economic, social, regulatory, and political conditions around the world;
  Ferro’s presence in certain geographic regions, including Latin America and Asia-Pacific, where it can be difficult to compete lawfully;
  Increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;
  Ferro’s ability to successfully introduce new products or enter into new growth markets;
  Ferro’s ability to complete future acquisitions or dispositions, or successfully integrate future acquisitions;
  Sale of products into highly regulated industries;
  Limited or no redundancy for certain of Ferro’s manufacturing facilities and possible interruption of operations at those facilities;
  Competitive factors, including intense price competition;
  Ferro’s ability to protect its intellectual property or to successfully resolve claims of infringement brought against Ferro;
  The impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;
  Management of Ferro’s general and administrative expenses;
  Ferro’s multi-jurisdictional tax structure;
  The impact of Ferro’s performance on its ability to utilize significant deferred tax assets;
  The effectiveness of strategies to increase Ferro’s return on invested capital;
  Stringent labor and employment laws and relationships with Ferro’s employees;
  The impact of requirements to fund employee benefit costs, especially post-retirement costs;
  Implementation of new business processes and information systems;
  Exposure to lawsuits in the normal course of business;
  Risks and uncertainties associated with intangible assets;
  Ferro’s borrowing costs could be affected adversely by interest rate increases;
  Liens on Ferro’s assets by its lenders affect its ability to dispose of property and businesses;
  Ferro may not pay dividends on its common stock in the foreseeable future; and
  Other factors affecting Ferro’s business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks Ferro faces. Additional risks and uncertainties not presently known to Ferro or that it currently believes to be immaterial also may adversely affect Ferro. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on Ferro’s business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Ferro does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in Ferro’s Annual Report on Form 10-K for the year ended December 31, 2013.

Table 1
Ferro Corporation and Subsidiaries
Condensed Consolidated Statements of Operations

(Dollars in thousands, except share and per share amounts)	Three months ended June 30, (Unaudited)		Six months ended June 30, (Unaudited)
	2014	2013	2014	2013

Net sales	$294,217	$319,022	$574,944	$614,680
Cost of sales	215,763	243,833	421,537	475,658
Gross profit	78,454	75,189	153,407	139,022
Selling, general and administrative expenses	49,260	57,850	100,629	112,797
Restructuring and impairment charges	1,958	13,070	6,308	22,524
Other expense (income):
Interest expense	4,673	5,012	9,184	10,304
Interest earned	(14)	(70)	(29)	(123)
Foreign currency losses, net	27	1,135	1,373	2,781
Miscellaneous expense (income), net	3,456	916	4,218	(9,708)
Income (loss) before income taxes	19,094	(2,724)	31,724	447
Income tax expense	5,186	2,341	7,667	3,247
Income (loss) from continuing operations	13,908	(5,065)	24,057	(2,800)
(Loss) income from discontinued operations, net of taxes	(3,520)	3,083	3,064	1,338
Net income (loss)	10,388	(1,982)	27,121	(1,462)
Less: Net income (loss) attributable to noncontrolling interests	429	148	(43)	(215)
Net income (loss) attributable to Ferro Corporation common shareholders	$9,959	$(2,130)	$27,164	$(1,247)

Earnings per share attributable to Ferro Corporation common shareholders:
Basic earnings (loss):
Continuing operations	$0.15	$(0.06)	$0.28	$(0.03)
Discontinued operations	(0.04)	0.04	0.03	0.02
	$0.11	$(0.02)	$0.31	$(0.01)

Diluted earnings (loss):
Continuing operations	$0.15	$(0.06)	$0.27	$(0.03)
Discontinued operations	(0.04)	0.04	0.04	0.02
	$0.11	$(0.02)	$0.31	$(0.01)
Shares outstanding:
Weighted-average basic shares	86,936	86,529	86,857	86,484
Weighted-average diluted shares	88,315	86,529	88,309	86,484
End-of-period basic shares	86,974	86,598	86,974	86,598

Table 2
Ferro Corporation and Subsidiaries
Segment Net Sales and Gross Profit

(Dollars in thousands)	Three months ended June 30, (Unaudited)		Six months ended June 30, (Unaudited)
	2014	2013	2014	2013
Segment Net Sales
Performance Coatings	$156,789	$157,000	$301,949	$297,676
Performance Colors and Glass	106,109	106,447	209,479	204,574
Pigments, Powders and Oxides	31,319	55,575	63,516	112,430
Total segment net sales	$294,217	$319,022	$574,944	$614,680

Segment Gross Profit
Performance Coatings	$37,823	$35,557	$71,240	$64,477
Performance Colors and Glass	35,352	31,232	69,724	58,490
Pigments, Powders and Oxides	7,121	9,879	14,663	18,557
Other costs of sales	(1,842)	(1,479)	(2,220)	(2,502)
Total gross profit	$78,454	$75,189	$153,407	$139,022

Selling, general and administrative expenses	$49,260	$57,850	$100,629	$112,797
Restructuring and impairment charges	1,958	13,070	6,308	22,524
Other expense, net	8,142	6,993	14,746	3,254
Income (loss) before income taxes	$19,094	$(2,724)	$31,724	$447

Table 3
Ferro Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

(Dollars in thousands)	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$50,189	$28,328
Accounts receivable, net	263,608	238,278
Inventories	160,086	144,780
Deferred income taxes	7,536	6,511
Other receivables	15,694	19,963
Other current assets	12,027	16,214
Current assets held-for-sale	132,315	101,315
Total current assets	641,455	555,389

Property, plant and equipment, net	212,814	225,255
Goodwill	63,574	63,473
Amortizable intangible assets, net	12,017	13,027
Deferred income taxes	18,899	19,283
Other non-current assets	61,296	59,663
Non-current assets held-for-sale	64,169	72,102
Total assets	$1,074,224	$1,008,192

Liabilities and Equity
Current liabilities:
Loans payable and current portion of long-term debt	$3,018	$44,729
Accounts payable	149,200	120,641
Accrued payrolls	31,835	42,320
Accrued expenses and other current liabilities	65,961	66,026
Current liabilities held-for-sale	40,955	40,015
Total current liabilities	290,969	313,731

Long-term debt, less current portion	354,798	267,469
Postretirement and pension liabilities	91,959	119,600
Other non-current liabilities	28,490	30,656
Non-current liabilities held-for-sale	3,152	2,893
Total liabilities	769,368	734,349

Shareholders' equity	293,287	261,518
Noncontrolling interests	11,569	12,325
Total liabilities and equity	$1,074,224	$1,008,192

Table 4
Ferro Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows

(Dollars in thousands)	Three months ended June 30, (Unaudited)		Six months ended June 30, (Unaudited)
	2014	2013	2014	2013
Cash flows from operating activities
Net income (loss)	$10,388	$(1,982)	$27,121	$(1,462)
Loss on sale of assets and businesses	3,469	500	3,573	(10,395)
Depreciation and amortization	11,910	12,796	23,246	26,060
Restructuring and impairment charges	10,097	4,098	4,963	5,957
Accounts receivable	(9,776)	(23,224)	(42,531)	(37,170)
Inventories	(12,519)	16,196	(33,946)	10,101
Accounts payable	(11,599)	(2,649)	24,991	5,584
Other changes in current assets and liabilities, net	14,834	8,659	916	(4,920)
Other adjustments, net	8,106	(5,842)	(5,663)	(2,309)
Net cash provided by (used for) operating activities	24,910	8,552	2,670	(8,554)

Cash flows from investing activities
Capital expenditures for property, plant and equipment and other long-lived assets	(20,642)	(7,724)	(32,805)	(15,902)
Proceeds from sale of assets	5,103	339	5,755	15,448
Proceeds from sale of stock of Ferro Pfanstiehl Laboratories, Inc.	—	—	—	16,912
Other investing activities	—	—	—	1,119
Net cash (used for) provided by investing activities	(15,539)	(7,385)	(27,050)	17,577

Cash flow from financing activities
Net (repayments) borrowings under loans payable	(42,620)	921	(42,097)	(8,714)
Proceeds from revolving credit facility	215,281	106,068	370,582	216,201
Principal payments on revolving credit facility	(173,210)	(108,726)	(282,218)	(214,820)
Other financing activities	586	(1,796)	365	(387)
Net cash provided by (used for) financing activities	37	(3,533)	46,632	(7,720)
Effect of exchange rate changes on cash and cash equivalents	(307)	131	(391)	(217)
Increase (decrease) in cash and cash equivalents	9,101	(2,235)	21,861	1,086
Cash and cash equivalents at beginning of period	41,088	32,897	28,328	29,576
Cash and cash equivalents at end of period	$50,189	$30,662	$50,189	$30,662

Cash paid during the period for:
Interest	$1,256	$1,088	$12,126	$13,396
Income taxes	$3,171	$831	$4,112	$2,379

Table 5
Ferro Corporation and Subsidiaries
Supplemental Information
Reconciliation of Reported Income to Adjusted Income
for the Three Months Ended June 30, (Unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling, general and administrative expenses	Restructuring and impairment charges	Other expense, net	Income tax (benefit) expense	Net (loss) income attributable to common shareholders	Diluted (loss) earnings per share
	2014

As reported	215,763	49,260	1,958	$8,142	5,186	9,959	$0.11
Special items:
Restructuring	—	—	(1,958)	—	705	1,253	0.02
Other[1]	113	(2,341)	—	(3,291)	1,987	3,532	0.04
Taxes[2]	—	—	—	—	1,688	(1,688)	(0.02)
Discontinued operations	—	—	—	—	—	3,520	0.04
Total special items	113	(2,341)	(1,958)	(3,291)	4,380	6,617	0.07
As adjusted	$215,876	$46,919	$—	$4,851	$9,566	$16,576	$0.19

	2013

As reported	243,833	57,850	13,070	6,993	2,341	(2,130)	$(0.02)
Special items:
Restructuring	—	—	(13,070)	—	4,705	8,365	0.10
Other[1]	(1,737)	(3,457)	—	—	1,870	3,324	0.04
Taxes[2]	—	—	—	—	(3,322)	3,322	0.04
Discontinued operations	—	—	—	—	—	(3,083)	(0.04)
Noncontrolling Interest	—	—	—	—	—	—	—
Total special items	(1,737)	(3,457)	(13,070)	—	3,253	11,928	0.14
As adjusted	$242,096	$54,393	$—	$6,993	$5,594	$9,798	$0.11

1	Includes certain severance costs, ongoing costs at facilities that have been idled, gain/loss on divestitures, proxy contest related costs and certain business development activities, and certain costs related to divested assets and product lines. We believe this data provides investors with additional useful information on the underlying operations of the business and enables period-to-period comparability of financial performance.

2	Adjustment of reported earnings and of special items to a normalized 36% rate for 2014 and 2013.

It should be noted that adjusted earnings and earnings per share are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The adjusted earnings and earnings per share presented here exclude certain special items including, restructuring charges, certain severance costs, ongoing costs at facilities that have been idled, gain/loss on divestitures, proxy contest related costs and certain business development activities, certain costs related to divested assets and product lines, taxes and discontinued operations. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.

Table 6
Ferro Corporation and Subsidiaries
Supplemental Information
Reconciliation of Reported Income to Adjusted Income
for the Six Months Ended June 30 (Unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling, general and administrative expenses	Restructuring and impairment charges	Other expense (income), net	Income tax expense (benefit)	Net (loss) income attributable to common shareholders	Diluted (loss) earnings per share
	2014

As reported	421,537	100,629	6,308	$14,746	7,667	27,164	$0.31
Special items:
Restructuring	—	—	(6,308)	—	2,271	4,037	0.05
Other[1]	322	(2,576)	—	(5,150)	2,665	4,739	0.05
Taxes[2]	—	—	—	—	3,754	(3,754)	(0.04)
Discontinued operations	—	—	—	—	—	(3,064)	(0.04)
Noncontrolling interest	—	—	—	—	—	(461)	(0.01)
Total special items	$322	$(2,576)	$(6,308)	$(5,150)	$8,690	$1,497	$0.01
As adjusted	421,859	98,053	—	9,596	16,357	28,661	$0.32

	2013

As reported	$475,658	$112,797	$22,524	$3,254	$3,247	$(1,247)	$(0.01)
Special items:
Restructuring	—	—	(22,524)	—	8,109	14,415	0.17
Other[1]	(2,864)	(4,526)	—	8,856	(528)	(938)	(0.01)
Taxes[2]	—	—	—	—	(3,086)	3,086	0.03
Discontinued operations	—	—	—	—	—	(1,338)	(0.02)
Noncontrolling interest	—	—	—	—	—	(215)	—
Total special items	(2,864)	(4,526)	(22,524)	8,856	4,495	14,831	0.17
As adjusted	$472,794	$108,271	$—	$12,110	$7,742	$13,584	$0.16

1	Includes certain severance costs, ongoing costs at facilities that have been idled, gain/loss on divestitures, proxy contest related costs and certain business development activities, and certain costs related to divested businesses, assets and product lines and the overall financial impact of currency related items in South America. We believe this data provides investors with additional useful information on the underlying operations of the business and enables period-to-period comparability of financial performance.

2	Adjustment of reported earnings and of special items to a normalized 36% rate for 2014 and 2013.

It should be noted that adjusted earnings and earnings per share are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The adjusted earnings and earnings per share presented here exclude certain special items including, restructuring charges, severance costs, costs at facilities that have been idled, gain/loss on divestitures, proxy contest related costs, the overall financial impact of currency related items in South America, certain business development costs, taxes and discontinued operations. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.

Table 7
Ferro Corporation and Subsidiaries
Supplement Information
Reconciliation of Segment Net Sales Excluding Precious Metals to Net Sales and Schedule of Adjusted Gross Profit (Unaudited)

(Dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Performance Coatings	$156,789	$157,000	$301,949	$297,676
Performance Colors and Glass	95,632	93,074	188,772	179,746
Pigments, Powders and Oxides	29,178	41,151	58,320	78,724
Total segment net sales excluding precious metals	281,599	291,225	549,041	556,146
Sales of precious metals	12,618	27,797	25,903	58,534
Total net sales	$294,217	$319,022	$574,944	$614,680

Net sales excluding precious metals	$281,599	$291,225	$549,041	$556,146
Adjusted cost of sales	215,876	242,096	421,859	472,794
Cost of sales from precious metals	(12,618)	(27,797)	(25,903)	(58,534)
Adjusted cost of sales excluding precious metals	203,258	214,299	395,956	414,260
Adjusted gross profit	$78,341	$76,926	$153,085	$141,886
Adjusted gross profit percentage	27.8%	26.4%	27.9%	25.5%

It should be noted that segment net sales excluding precious metals, adjusted cost of sales and adjusted gross profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The sales are presented here to exclude the impact of volatile precious metal raw material costs. The precious metal raw material costs are generally passed through directly to customers with minimal margin. Adjusted gross profit and adjusted cost of sales excludes special items, primarily comprised of costs at facilities that have been idled and certain costs related to divested businesses and product lines. We believe this data provides investors with additional useful information on the underlying operations of the business and enables period-to-period comparability of financial performance.

Table 8
Ferro Corporation and Subsidiaries
Supplemental Information
Segment Detail

(Dollars in thousands)	Three months ended June 30,		Six months ended June 30,
Performance Materials	2014	2013	2014	2013
Sales
Performance Coatings	$156,789	$157,000	$301,949	$297,676
Performance Colors & Glass	106,109	106,447	209,479	204,574
Pigments, Powders and Oxides	31,319	55,575	63,516	112,430
Total Performance Materials Sales	$294,217	$319,022	$574,944	$614,680
Gross profit
Performance Coatings	$37,823	$35,557	$71,240	$64,477
Performance Colors & Glass	35,352	31,232	69,724	58,490
Pigments, Powders and Oxides	7,121	9,879	14,663	18,557
Total Performance Materials Gross Profit	80,296	76,668	155,627	141,524
Selling, general and administrative charges	34,126	40,126	68,901	79,613
Performance Materials Operating Profit	$46,170	$36,542	$86,726	$61,911

It should be noted that operating group sales, gross profit, selling, general and administrative charges, and operating profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The respective information has been aggregated in a manner consistent with the operating groups of the Company. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance

Table 9
Ferro Corporation and Subsidiaries
Supplemental Information
Reconciliation of Operating Group Non-GAAP Measures to Consolidated GAAP Balances

(Dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Total Sales	$294,217	$319,022	$574,944	$614,680

Performance Materials	$80,296	$76,668	$155,627	$141,524
Other cost of sales	(1,842)	(1,479)	(2,220)	(2,502)
Total gross profit	$78,454	$75,189	$153,407	$139,022

Performance Materials	$34,126	$40,126	$68,901	$79,613
Corporate	15,134	17,724	31,728	33,184
Total selling, general and administrative charges	$49,260	$57,850	$100,629	$112,797

Total operating profit	$29,194	$17,339	$52,778	$26,225
Restructuring and impairment charges	1,958	13,070	6,308	22,524
Interest expense	4,673	5,012	9,184	10,304
Interest earned	(14)	(70)	(29)	(123)
Foreign currency losses, net	27	1,135	1,373	2,781
Miscellaneous expense (income), net	3,456	916	4,218	(9,708)
Income (loss) from continuing operations before taxes	$19,094	$(2,724)	$31,724	$447

It should be noted that operating group sales, gross profit, selling, general and administrative charges, and operating profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The respective information has been aggregated in a manner consistent with the operating groups of the Company. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance.

Table 10
Ferro Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA

(Dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Net Income Attributable to Ferro Corporation	$9,959	$(2,130)	$27,164	$(1,247)
Loss (income) from Discontinued Operations, net of Income Tax	3,520	(3,083)	(3,064)	(1,338)
Interest Expense	4,673	5,012	9,184	10,304
Income Tax Expense	5,186	2,341	7,667	3,247
Depreciation and Amortization	8,469	9,600	17,296	19,638
Less Interest Amortization Expense and Other	(366)	(720)	(732)	(2,071)
Cost of Sales Adjustments	(113)	1,737	(322)	2,864
SG&A Adjustments	2,341	3,457	2,576	4,526
Restructuring and Impairment	1,958	13,070	6,308	22,524
Other Expense and (Income) Adjustments	3,291	—	5,150	(520)
Noncontrolling Interest Adjustments	—	—	(461)	(394)
Gain on Sale of assets and business	—	—	—	(8,954)
Solar Pastes Operations	—	—	—	323
Adjusted EBITDA	$38,918	$29,284	$70,766	$48,902

Net sales excluding precious metals	$281,599	$291,225	$549,041	$556,146
Adjusted EBITDA as a % of net sales excluding precious metals	13.8%	10.1%	12.9%	8.8%

It should be noted that adjusted EBITDA is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). Adjusted EBITDA is net income before the effects of discontinued operations, interest, income taxes, depreciation and amortization, non-recurring adjustments to cost of sales, non-recurring adjustments to SG&A, restructuring and impairment charges, non-recurring adjustments to miscellaneous income and expense, and the gain and impact of solar operations on Q1 2013. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.

CONTACT:
Ferro Corporation
Investor Contact:
John Bingle, 216-875-5411
Treasurer and Director of Investor Relations
john.bingle@ferro.com
or
Media Contact:
Mary Abood, 216-875-5401
Director, Corporate Communications
mary.abood@ferro.com